UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       January 12, 2004

PARTY CITY CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	0-27826	22-3033692

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Commons Way, Rockaway, NJ (Address of principal executive offices)	07866 (Zip Code)

Registrant’s telephone number, including area code     (973) 983-0888

Item 5. Other Events.

     On January 12, 2004, Party City Corporation (the “Company”) announced that it has named Nancy Pedot as Chief Executive Officer on a permanent basis and that Rick Griner will assume the newly created position of Chief Operating Officer. Ms. Pedot will remain on the Company’s Board of Directors, while Mr. Griner has resigned from the Board.

     A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and it is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired: None

     (b) Pro forma financial information: None

     (c) Exhibits:

99.1	Press Release issued by Party City Corporation, dated January 12, 2004, regarding senior management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY CORPORATION

By:	/s/ Linda M. Siluk

Name:	Linda M. Siluk
Title:	Chief Financial Officer

Date: January 12, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Party City Corporation, dated January 12, 2004, regarding senior management.